UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

CAR CHARGING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1691 Michigan Avenue, Sixth Floor

Miami Beach, Florida 33139

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 21, 2014, Car Charging Group, Inc. (the “Company”) held its annual meeting of stockholders for the fiscal year ended December 31, 2013 (the “Meeting”). At the Meeting, the stockholders voted on the following two (2) proposals, described in detail in the Company’s Definitive Information Statement for the Meeting filed with the Securities and Exchange Commission on October 6, 2014. On October 3, 2014, the record date for determining which stockholders were entitled to vote at the Meeting, there were 77,697,633 shares of the Company’s common stock outstanding.  Additionally, as of the record date, there were 10,000,000 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock is convertible into 25,000,000 shares of common stock and is eligible to vote on all matters that the common stock holders vote on. Additionally, the Series A Preferred Stock has five votes for each share of common stock that the Series A Preferred Stock is convertible into. Accordingly, the Series A Preferred Stock has 125,000,000 votes. Michael Farkas, our CEO, holds all 10,000,000 shares of the Series A Preferred Stock.

The holders of the Series A Preferred Stock held 125,000,000 out of the total 202,697,633 shares eligible to vote, or 61.67% of the Company’s shares of common stock outstanding.

The following are the final voting results for each of the two items voted on at the meeting:

Proposal 1.1 — Election Of Mr. Bill Richardson As A Director.

For	Against	Abstain/Withhold	Broker Non-Votes

125,000,000	0	0	0

Mr. Bill Richardson received more votes than any other nominee for the same director’s seat. Mr. Richardson was duly elected to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 1.2 — Election Of Mr. Andy Kinard As A Director.

For	Against	Abstain/Withhold	Broker Non-Votes

125,000,000	0	0	0

Mr. Andy Kinard received more votes than any other nominee for the same director’s seat. Mr. Kinard was duly elected to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 1.3 — Election Of Mr. Michael Farkas As A Director.

For	Against	Abstain/Withhold	Broker Non-Votes

125,000,000	0	0	0

Mr. Michael Farkas received more votes than any other nominee for the same director’s seat. Mr. Farkas was duly elected to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 1.4 — Election Of Mr. Jack Zwick As A Director.

For	Against	Abstain/Withhold	Broker Non-Votes

125,000,000	0	0	0

Mr. Jack Zwick received more votes than any other nominee for the same director’s seat. Mr. Zwick was duly elected to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 1.5 — Election Of Mr. Andrew Shapiro As A Director.

For	Against	Abstain/Withhold	Broker Non-Votes

125,000,000	0	0	0

Mr. Andrew Shapiro received more votes than any other nominee for the same director’s seat. Mr. Shapiro was duly elected to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 1.6 — Election Of Mr. Donald Engel As A Director.

For	Against	Abstain/Withhold	Broker Non-Votes

125,000,000	0	0	0

Mr. Donald Engel received more votes than any other nominee for the same director’s seat. Mr. Engel was duly elected to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 2 — Ratification Of The Appointment Of Marcum LLP as Independent Registered Public Accounting Firm.

For	Against	Abstain/Withhold	Broker Non- Votes

125,000,000	0	0	0

The appointment of Marcum, LLP as the Company’s independent registered public accounting firm was ratified because there was a quorum and the votes cast “FOR” the proposal exceeded those cast against the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Car Charging Group Inc.

Dated: October 27, 2014	By:	/s/ Michael Farkas
		Name:	Michael Farkas
		Title:	Chief Executive Officer